Exhibit 10.5

EXECUTION VERSION

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is entered into as of July 12, 2021, by and between Ivanhoe Capital Acquisition Corp., a Cayman Islands exempted company (which will domesticate as a Delaware corporation prior to the Closing) (“Parent”), and the undersigned shareholders of the Company (as defined below) (collectively, the “Company Shareholders” and each a “Company Shareholder”). Capitalized terms used and not defined herein shall have the meanings set forth in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, it is contemplated that, pursuant to the Business Combination Agreement, dated as of the date hereof (as amended from time to time, the “Business Combination Agreement”), by and among Parent, SES Holdings Pte. Ltd., a Singapore private company limited by shares (the “Company”), and Wormhole Merger Sub Pte. Ltd., a Singapore private company limited by shares and a direct, wholly-owned Subsidiary of Parent (“Amalgamation Sub”), Amalgamation Sub and the Company will amalgamate (the “Amalgamation”), with the Company surviving the Amalgamation as the Amalgamated Company;

WHEREAS, as of the date hereof, each Company Shareholder is the legal and beneficial owner (including under the Singapore Companies Act) of the number of Company Shares set forth across from such Company Shareholder’s name on Schedule 1 attached hereto (and, together with any additional Company Interests in which such Company Shareholder acquires legal and beneficial ownership of after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, upon exercise or conversion of any securities, the “Equity Securities”);

WHEREAS, the Company Shareholders will receive substantial benefits from the consummation of the transactions contemplated by the Business Combination Agreement;

WHEREAS, the representations, warranties, covenants and other agreements set forth herein were a material inducement to Parent to enter into the Business Combination Agreement and to perform its obligations thereunder; and

WHEREAS, Parent is relying on the representations, warranties, covenants and other agreements of this Agreement and Parent would not enter into the Business Combination Agreement or be willing to consummate the Amalgamation without the representations, warranties, covenants and other agreements of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.           Voting; Waiver of Rights; Waiver of Transfer Restrictions. Subject to the earlier termination of this Agreement in accordance with Section 2, each Company Shareholder, solely in its capacity as a holder of the Equity Securities, agrees as follows: during the period beginning on the date of this Agreement and ending on the Termination Date (as defined below), (a) such Company Shareholder hereby irrevocably and unconditionally waives and agrees not to exercise or assert any rights, or make any demand or claims of oppression relating to the Amalgamation or any other transaction contemplated by the Business Combination Agreement that such Company Shareholder may have (under the Singapore Companies Act or otherwise) by virtue of, or with respect to, any outstanding Equity Securities legally or beneficially owned by such Company Shareholder; and (b) such Company Shareholder will, with respect to all of such Company Shareholder’s Equity Securities, vote at any meeting of the shareholders of the Company, and in any action by written consent of the shareholders of the Company, to approve and adopt the Business Combination Agreement and the transactions contemplated thereby, including the Amalgamation, and will not withdraw or rescind such vote or otherwise take action to make such vote ineffective. In furtherance of the provisions set forth in this Section 1, each Company Shareholder shall execute and deliver the Company Shareholder Written Consent in accordance with the terms and conditions set forth in the Business Combination Agreement, and shall not thereafter withdraw or rescind such consent or otherwise take action to make such consent ineffective. In addition, in accordance with Section 6.7 of that certain Second Amended and Restated Investors’ Rights Agreement, dated as of May 12, 2021, by and among the Company and certain of the holders of Company Shares (the “Investors’ Rights Agreement”), each Company Shareholder, solely in its capacity as a holder of the Equity Securities, hereby agrees to waive the provisions of Section 4 of the Investors’ Rights Agreement to the extent such provisions would be triggered by virtue of the consummation of the Transactions, including the Amalgamation.

2.            Termination.

(a)        Subject to Section 2(b), this Agreement shall terminate upon the earliest of: (i) the Effective Time; (ii) the termination of the Business Combination Agreement in accordance with its terms; and (iii) the time this Agreement is terminated upon the mutual written agreement of Parent and the Company Shareholders (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”).

(b)          Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, that the provisions set forth in Section 1(a), Section 5(a) and Section 5(c) (in each of the foregoing cases, solely in the case of termination under clause (i) of Section 2(a)), Section 5(b) and Section 6 shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not relieve any party hereto from any liability for any breach of this Agreement prior to such termination.

(c)          Notwithstanding anything to the contrary, the Company Shareholders shall have the right to terminate this Agreement if and to the extent that the Business Combination Agreement has been amended to reduce the consideration payable to the Company Shareholders or to extend the Outside Date.

(d)        The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

3.            Representations and Warranties of the Company Shareholder.

(a)         Each Company Shareholder hereby represents and warrants to Parent, on behalf of itself, that the Equity Securities set forth across from such Company Shareholder’s name on Schedule 1 attached hereto constitute all of the Company Shares legally or beneficially owned by such Company Shareholder as of the date hereof. Each Company Shareholder has good and valid title to such Equity Securities set forth across from such Company Shareholder’s name on Schedule 1 attached hereto and as of the Effective Time will have good and valid title to all Equity Securities held by such Company Shareholder free and clear of all Liens (other than transfer restrictions under applicable securities Laws).

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(b)        Each Company Shareholder hereby represents and warrants to Parent, on behalf of itself, that: (A) (i) in the event that such Company Shareholder is an individual, such Company Shareholder has all requisite capacity to execute and deliver this Agreement and the Transaction Agreements to which he or she is a party and to perform his or her obligations hereunder and thereunder, and (ii) in the event such Company Shareholder is a legal entity, (1) such Company Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization and has the requisite corporate, limited liability company or other entity power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder and (2) the execution, delivery and performance by such Company Shareholder of this Agreement and its obligations hereunder have been duly and validly authorized by such Company Shareholder and no other act or proceeding on the part of such Company Shareholder is necessary to authorize the execution, delivery or performance of this Agreement, (B) this Agreement has been duly executed and delivered by such Company Shareholder and, assuming the due authorization, execution and delivery by each other party hereto, constitutes a valid and binding obligation of such Company Shareholder, enforceable in accordance with its terms, subject to the Remedies Exception, and (C) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) if such Company Shareholder is a legal entity, conflict with or result in any material breach of any provision of the Charter Documents of such Company Shareholder, (ii) require any material filing with, or the obtaining of any material consent or material approval of, any Governmental Entity by such Company Shareholder (other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Singapore Companies Act and other than those set forth as conditions to Closing in the Business Combination Agreement), or (iii) violate in any material respect any material Law applicable to such Company Shareholder, except, in the case of the foregoing clauses (ii) and (iii), for violations which would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(c)         Effective as of the Mailing Date, each Company Shareholder hereby agrees to irrevocably appoint as its proxy and attorney-in-fact, Parent and any person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to consent to or vote the Equity Securities as indicated in Section 1 above. Each Company Shareholder intends this proxy to be irrevocable and unconditional as of the Mailing Date and during the term of this Agreement and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by such Company Shareholder with respect to the Equity Securities (and such Company Shareholder hereby represents that any such proxy is revocable). The proxy granted by each Company Shareholder shall be automatically revoked upon the occurrence of the Termination Date and Parent may further terminate this proxy at any time at its sole election by written notice provided to such Company Shareholder.

4.            Business Combination Agreement Obligations.

(a)          Other than as expressly permitted by the Business Combination Agreement or the other Transaction Agreements, until the Termination Date, each Company Shareholder will not, directly or indirectly, (i) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by amalgamation, merger, by scheme of arrangement, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, Lien, hypothecation or similar disposition of (by amalgamation, merger, by scheme of arrangement, by testamentary disposition, by operation of law or otherwise), any of his, her or its Equity Securities, (ii) deposit any Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii) of this Section 4; provided, however, that nothing herein shall prohibit such Company Shareholder from transferring his, her or its Equity Securities to an Affiliate of such Company Shareholder or, if the Company Shareholder is an individual, to any member of such Company Shareholder’s immediate family or to a trust solely for the benefit of such Company Shareholder or any member of such Company Shareholder’s immediate family; provided, that (x) any such transfers shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to assume all of the obligations of such Company Shareholder under, and to be bound by all of the terms of, this Agreement and (y) any such permitted transfer shall not relieve such Company Shareholder of its obligations under this Agreement.

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(b)        Until the Termination Date, each Company Shareholder hereby agrees to be bound by the terms and conditions set forth Section 6.1 (Company No Solicitation), Section 6.11 (No Claim Against Trust Account) and, to the extent applicable to any of the foregoing, the remaining provisions of Article X (General Provisions) of the Business Combination Agreement (and any relevant definitions used in such Sections) fully and to the same extent as if such Company Shareholder were a party and signatory to such provisions of the Business Combination Agreement.

(c)           Notwithstanding anything in this Agreement to the contrary: (i) none of the Company Shareholders shall be responsible for the actions of the Company or the Company board of directors (or any committee thereof), or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), with respect to any of the matters contemplated by Section 4(b); (ii) none of the Company Shareholders makes any representations or warranties with respect to the actions of any of the Company Related Parties; and (iii) any breach by the Company of its obligations under Section 6.1 of the Business Combination Agreement shall not, in and of itself, be considered a breach of Section 4(b) (it being understood for the avoidance of doubt that each Company Shareholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of Section 4(b)).

5.            Covenants.

(a)          Further Assurances. From time to time and without additional consideration, each Company Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement. Each Company Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Parent, Parent’s Affiliates (including Amalgamation Sub), the Sponsor, the Company, the Amalgamated Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement (including the per share Amalgamation Consideration) or the consummation of the transactions contemplated hereby and thereby.

(b)        Acknowledgment. EACH Company SHAREholder acknowledges and agrees that SUCH Company SHAREholder is entering into this Agreement On SUCH Company SHAREholder’s own free will and not under any duress or undue influence. EACH COMPANY SHAREHOLDER has entered into this Agreement freely and without coercion, SUCH COMPANY SHAREHOLDER has been advised by PARENT to consult with counsel of SUCH COMPANY SHAREHOLDER’S choice with regard to the execution of this Agreement and SUCH COMPANY SHAREHOLDER’s covenants hereunder, SUCH COMPANY SHAREHOLDER has had an adequate opportunity to consult with such counsel and either so consulted or freely determined in SUCH COMPANY SHAREHOLDER’s own discretion not to so consult with such counsel, SUCH COMPANY SHAREHOLDER understands that PARENT haS been advised by counsel, and SUCH COMPANY SHAREHOLDER has read this Agreement AND THE BUSINESS COMBINATION AGREEMENT and fully and completely understands this Agreement AND THE BUSINESS COMBINATION AGREEMENT and each of SUCH COMPANY SHAREHOLDER’s representations, warranties, covenants and other agreements hereunder AND THEREUNDER. This Agreement shall be interpreted and construed as having been drafted jointly by THE COMPANY SHAREHOLDERS and PARENT and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any or all of the provisions of this Agreement.

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(c)         Disclosure. Each Company Shareholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC such Company Shareholder’s identity and ownership of the Equity Securities and the nature of such Company Shareholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and Parent have provided such Company Shareholder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and Parent will consider in good faith.

6.            General Provisions.

(a)          Amendment; Waiver. This Agreement may not be amended except by an instrument signed by Parent and each Company Shareholder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

(b)         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

(i)           if to Parent:

Ivanhoe Capital Acquisition Corp.

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

Attention:	Andrew Boyd
E-mail:	andy@bramaleapartners.com

with a copy (which shall not constitute notice to Parent) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:	Sean T. Wheeler, P.C.

Debbie Yee, P.C.

Travis J. Distaso

E mail:	sean.wheeler@kirkland.com

debbie.yee@kirkland.com

travis.distaso@kirkland.com

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(ii)	if to the Company Shareholders, to: the addresses listed on Schedule 1 hereto.

with a copy (which shall not constitute notice to the Company Shareholder) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

Attention:	Chang-Do Gong

Joel Rubinstein

Jonathan Rochwarger

E-mail:	cgong@whitecase.com

joel.rubinstein@whitecase.com

jonathan.rochwarger@whitecase.com

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

(c)          Interpretation. Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include”, “includes,” “including” and words of similar import do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”, (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the term “or” will not be deemed to be exclusive, (vi) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (vii) the terms “day” and “days” mean and refer to calendar day(s), (viii) the terms “year” and “years” mean and refer to calendar year(s), (ix) references to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder, (x) references to any person include the successors and permitted assigns of that person, and (xi) references from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. All Section and Schedule references herein are to Sections and Schedules of this Agreement, unless otherwise specified. Each Company Shareholder acknowledges that White & Case LLP is acting as legal counsel to the Company in connection with the Business Combination Agreement and the Transactions, and is not acting as counsel to such Company Shareholder.

(d)         Section Headings; Defined Terms. The Section headings contained in this Agreement are exclusively for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The defined terms contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature.

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(f)          Entire Agreement; No Third Party Beneficiaries. The agreement of the parties that is comprised of this Agreement and the provisions of the Business Combination Agreement referenced in Section 4 herein to which each Company Shareholder has expressly agreed to be bound constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes all other prior agreements, and understandings, whether oral or written, relating to the subject matter of this Agreement, and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. For the avoidance of doubt, this Agreement does not and shall not affect any prior understandings, agreements or representations with respect to any similar subject matter entered into in connection with or as a result of any Company Shareholder’s direct or indirect ownership of any Company Shares or any provision of services to the Company.

(g)          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

(h)         Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to Section 4(a), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party hereto without the prior written consent of the other party hereto. Any purported assignment in violation of this Section 6(h) shall be null and void ab initio.

(i)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including Legal Proceedings related hereto), including matters of validity, construction, effect, performance and remedies.

(j)           Consent to Jurisdiction, Etc.

(i)            Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; provided, that if the Court of Chancery of Delaware declines jurisdiction or if subject matter jurisdiction over the matter that is the subject of the Legal Proceeding is vested exclusively in the U.S. federal courts, such Legal Proceeding shall be heard in, and each of the Parties irrevocably consents to the exclusive jurisdiction and venue of, the U.S. District Court for the District of Delaware; provided, further, that if the U.S. District Court for the District of Delaware declines jurisdiction or if subject matter jurisdiction over the matter that is the subject of the Legal Proceeding is vested exclusively in the Delaware state courts, such Legal Proceeding shall be heard in, and each of the Parties irrevocably consents to the exclusive jurisdiction and venue of, the Delaware state courts located in Wilmington, Delaware (together with the U.S. District Court for the District of Delaware and the Court of Chancery of the State of Delaware, the “Chosen Courts”) in connection with any matter based upon or arising out of this Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the Chosen Courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in the Chosen Courts; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before the Chosen Courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than the Chosen Courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by laws of the State of Delaware, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6(b), and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6(j), either party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts.

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(ii)          TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NEITHER PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NEITHER PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(k)           Specific Performance. Each party hereto agrees that irreparable damage would occur for which monetary damages, even if available, would not be an adequate remedy in the event that either party hereto does not perform its obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Each party hereto acknowledges and agrees that each party shall therefore be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any action instituted in any court in the United States or in any state or province having jurisdiction over the parties hereto and the matter in addition to any other remedy to which they may be entitled pursuant hereto, and that such explicit rights of specific enforcement are an integral part of the transactions contemplated by this Agreement and without such rights, each party hereto would not have entered into this Agreement. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other party hereto has an adequate monetary or other remedy at law. Each party hereto acknowledges and agrees that if the other party hereto seeks an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, such other party shall not be required to provide any bond or other security in connection with any such order or injunction.

(l)           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Equity Securities of the Company Shareholders. All rights, ownership and economic benefits (but excluding, for the avoidance of doubt, any voting rights to the extent described herein) of and relating to the Equity Securities of each Company Shareholder shall remain fully vested in and belong to any such Company Shareholder, and Parent shall have no authority to direct such Company Shareholder in the voting or disposition of any of the Company Shareholder’s Equity Securities, except as otherwise provided herein.

(m)        Capacity as a Shareholder. Notwithstanding anything herein to the contrary, each Company Shareholder signs this Agreement solely in such Company Shareholder’s capacity as a shareholder of the Company, and not in any other capacity (including as an officer or director of the Company) and this Agreement shall not limit or otherwise affect the actions of such Company Shareholder (or any affiliate, employee or designee of such Company Shareholder) in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

[Signature Pages Follow]

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IN WITNESS WHEREOF, Parent and the Company Shareholders have caused this Support Agreement to be executed as of the date first written above.

Parent:

IVANHOE CAPITAL ACQUISITION CORP.

By:	/s/ Robert Friedland
Name:	Robert Friedland
Title:	Chairman and Chief Executive Officer

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Company Shareholder have caused this Support Agreement to be executed as of the date first written above.

QICHAO HU

/s/ Qichao Hu

THE QICHAO HU FAMILY DELAWARE TRUST U/A/D MARCH 31, 2021

By:	/s/ Seth R. Ralvetz
Name:	Seth R. Ralvetz, Esq.
Title:	Trust Officer/AVP, First State Trust Company

THE QICHAO HU 2021 ANNUITY TRUST DATED MARCH 31, 2021

By:	/s/ Qichao Hu
Name:	Qichao Hu
Title:	Trustee

THE QICHAO HU 2021 IRREVOCABLE TRUST U/A/D MARCH 31, 2021

By:	/s/ Seth R. Ralvetz
Name:	Seth R. Ralvetz, Esq.
Title:	Trust Officer/AVP, First State Trust Company

LONG SIANG PTE. LTD.

By:	/s/ Lingyang Xue
Name:	Lingyang Xue
Title:	Director

Signature Page to Support Agreement

VERTEX LEGACY CONTINUATION FUND PTE. LTD.

By:	/s/ Tay Choon Chong
Name:	Tay Choon Chong
Title:	Authorised Signatory

VERTEX VENTURES CHINA IV, L.P.

By:	/s/ Tham Sin Hui
Name:	Tham Sin Hui
Title:	Authorised Signatory

Signature Page to Support Agreement

SHANGHAI ACHIEVER LTD.

By:	/s/ Tan Bing
Name:	Tan Bing
Title:	CEO

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Company Shareholder have caused this Support Agreement to be executed as of the date first written above.

GENERAL MOTORS HOLDINGS LLC

By:	/s/ Matthew Tsien
Name:	Matthew Tsien
Title:	Executive VP & CTO

GENERAL MOTORS VENTURES LLC

By:	/s/ Matthew Tsien
Name:	Matthew Tsien
Title:	President

Signature Page to Support Agreement

APPLIED VENTURES, LLC

By:	/s/ Anand Kamannavar
Name:	Anand Kamannavar
Title:	Managing Director/Global Head

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Company Shareholder have caused this Support Agreement to be executed as of the date first written above.

SAIC TECHNOLOGIES FUND I, LLC

By:	/s/ Wenhua Huang
Name:	Wenhua Huang
Title:	President

SAIC TECHNOLOGY FUND II, LLC

By:	/s/ Wenhua Huang
Name:	Wenhua Huang
Title:	President

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Company Shareholder have caused this Support Agreement to be executed as of the date first written above.

SHANGQI PARTNERS, LLC

By:
Name:
Title:

Signature Page to Support Agreement

TIANQI LITHIUM HK CO., LTD.

By:	/s/ Jun Zou
Name:	Jun Zou
Title:	Director

Signature Page to Support Agreement

ANDERSON INVESTMENTS PTE. LTD.

By:	/s/ Poy Weng Chuen
Name:	Poy Weng Chuen
Title:	Director

ARANDA INVESTMENTS PTE. LTD.

By:	/s/ Rohit Sipahimalani
Name:	Rohit Sipahimalani
Title:	Authorised Signatory

Signature Page to Support Agreement

SK INC.

By:	/s/ Dong Uk Choz
Name:	Dong Uk Choz
Title:	VP of Advanced Materials Investment Center

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Company Shareholder have caused this Support Agreement to be executed as of the date first written above.

HYUNDAI MOTOR COMPANY

By:	/s/ Jae Hoon Chang
Name:	Jae Hoon Chang
Title:	President

KIA CORPORATION

By:	/s/ Ho Sung Song
Name:	Ho Sung Song
Title:	President

Signature Page to Support Agreement

CHRISTIAN TANG-JESPERSEN

By:	/s/ Christian Tang-Jespersen
Name:	Christian Tang-Jespersen
Title:

Signature Page to Support Agreement

Schedule 1

Equity Securities

Company Shareholder	Physical and Email Addresses for Notice	Class, Number and Type of Company Interests
Qichao Hu	Physical Address: 94 Beacon Street #82 Somerville, MA 02143 Email Address: qichao@ses.ai	Ordinary Shares: 4,705,555
First State Trust Company, As Trustee of the Qichao Hu 2021 Irrevocable Trust U/A/D	Physical Address: 94 Beacon Street #82 Somerville, MA 02143 Email Address: qichao@ses.ai	Ordinary Shares: 672,222
First State Trust Company, As Trustee of the Qichao Hu Family Delaware Trust U/A/D	Physical Address: 94 Beacon Street #82 Somerville, MA 02143 Email Address: qichao@ses.ai	Ordinary Shares: 672,222
Qichao Hu, As the Trustee of The Qichao Hu 2021 Annuity Trust	Physical Address: 94 Beacon Street #82 Somerville, MA 02143 Email Address: qichao@ses.ai	Ordinary Shares: 672,222
Long Siang Pte. Ltd.

Physical Address:

6 Shenton Way #32-01

Singapore

With a copy to:

Shanghai Qianyang Investment Management Consulting Co. Ltd.

Room 605, Block A, Haiwaitan Financial Centre,

818 East Longhua Rd.,

Shanghai, China

Attn: Xue Wenxiang/Rolian Lu

Email Addresses:
Wenxiang Xue

13311771556@163.com

Daniel Xue

Xue3987@outlook.com

Series A Preferred Shares: 2,517,986 Series B Preferred Shares: 732,800 Series C Preferred Shares: 680,468 Series C Plus Preferred Shares: 232,582

Vertex Legacy Continuation Fund Pte. Ltd.	Physical Address: Unit 2113-2116, Level 21 China World Tower I No 1 Jian Guo Men Wai Avenue Beijing 100004, China Attention: Tay Choon Chong Email Address: cctay@vertexventures.com	Series A Preferred Shares: 2,158,275 Series B Preferred Shares: 644,072 Series C Preferred Shares: 1,689,864 Series C Plus Preferred Shares: 196,776 Series D Preferred Shares: 175,801
Vertex Ventures China IV, L.P.	Physical Address: Unit 2113-2116, Level 21 China World Tower I No 1 Jian Guo Men Wai Avenue Beijing 100004, China Attention: Tay Choon Chong Email Address: cctay@vertexventures.com	Series D Preferred Shares: 175,801
Shanghai Achiever Ltd.

Physical Address:

P.O. Box 957

Offshore Incorporations Centre

Road Town, Tortola

British Virgin Islands

With a copy to:

Shanghai Qianyang Investment Management Consulting Co. Ltd.

Email Address:
tanbing888@gmail.com

Ordinary Shares: 310,000 Series A Preferred Shares: 719,424 Series B Preferred Shares: 177,700 Series C Preferred Shares: 171,251 Series D Preferred Shares: 209,958
General Motors Ventures LLC	Physical Address: Mail Code 480-106-RA1 30470 Harley Earl Boulevard Warren, MI 48092 Attention: President Email Addresses: daniel.dub@gm.com wade.sheffer@gm.com	Series B Preferred Shares: 1,776,751 Series C Preferred Shares: 1,126,842 Series C Plus Preferred Shares: 249,150 Series D Preferred Shares: 351,601

General Motors Holdings LLC	Physical Address: 300 Renaissance Center Detroit, Michigan 48265 Attention: Assistant General Counsel – Corporate Finance and Global Innovation Email Addresses: daniel.dub@gm.com wade.sheffer@gm.com	Series D Preferred Shares: 1,406,405
Applied Ventures, LLC	3050 Bowers Avenue Santa Clara, CA 95054-3299 Attention: General Manager Email Addresses: Anand Kamannavar Anand_Kamannavar@amat.com Blair Georgakas Blair_Georgakas@amat.com	Series B Preferred Shares: 666,281 Series C Preferred Shares: 299,832 Series C Plus Preferred Shares: 42,319 Series D Preferred Shares: 133,028
SAIC Technologies Fund I, LLC	Physical Address: 2680 Zanker Road, San Jose, CA 95134 Attention: Gordon Wan Email Address: gwan@saicusa.com	Series B Preferred Shares: 1,110,469 Series C Preferred Shares: 95,399
SAIC Technology Fund II, LLC	Physical Address: 2680 Zanker Road, San Jose, CA 95134 Attention: Gordon Wan Email Address: gwan@saicusa.com	Series D Preferred Shares: 105,480
Shangqi Partners LLC	Physical Address: 2680 Zanker Road, San Jose, CA 95134 Attention: Gordon Wan Email Address: gwan@saicusa.com	Series D Preferred Shares: 43,950

Tianqi Lithium HK Co., Ltd.

Physical Address:

Tianqi Lithium Corporation

#10, East Gaopeng Road, High-tech development Zone

Chengdu, People’s Republic of China 600041

Attention: Guo Li

Email Addresses:

Frank Lee

frank.lee@tianqilithium.com

Pepe Huang

huangpy@tianqilithium.com

Siqian Li

linsq@tianqilithium.com

Series C Preferred Shares: 4,362,697 Series C Plus Preferred Shares: 313,064
Anderson Investments Pte. Ltd.	Physical Address: 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 Email Addresses: mingyou@temasek.com.sg serhan@temasek.com.sg	Series C Preferred Shares: 4,362,697
Aranda Investments Pte. Ltd.	Physical Address: 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 Email Addresses: mingyou@temasek.com.sg serhan@temasek.com.sg	Series D Preferred Shares: 949,324
SK Inc	Physical Address: 26, Jong-ro, Jongno-gu Seoul, South Korea 03188 Email Addresses: Seungwon Yang yang21@sk.com Naeyoung Jung jungnaeyoung@sk.com	Series C Plus Preferred Shares: 5,169,454 Series D Preferred Shares: 1,265,765
Hyundai Motor Company	12, Heolleung-ro, Seocho-gu Seoul, 06797, Korea Attention: Son Chang Eob Email Address: Woo Joo Kim m.wkim@hyundai.com	Series D Plus Preferred Shares: 1,018,853

Kia Corporation	12, Heolleung-ro, Seocho-gu Seoul, 06797, Korea Attention: Son Chang Eob Email Address: Woo Joo Kim m.wkim@hyundai.com	Series D Plus Preferred Shares: 679,235
Christian Tang-Jespersen	Physical Address: Høyrups Alle 30 DK - 2900 Hellerup Denmark Email Address: christian@8299.eu	Series D Preferred Shares: 17,580